EXHIBIT 10.40

One-Time Credit Card Loan Agreement

CCLA #: 81612

This credit card loan agreement dated August 16, 2012, is between Kathy Schultz (the card holder/”Lender”) and RedFin Network, Inc. (the card user/”Borrower”).

The intent of this agreement is that Lender will allow Borrower to charge monies in the amount of $14,872  (Fourteen Thousand Eight Seventy Two  Dollars, the “Loan Amount”) on the credit card number listed below owned by Lender:

VISA/Mastercard/Discover/American Express 1002             Exp _8/16

Lender agrees that the amount loaned shall be charged to Lenders card on 8/16/12 (“The Loan Date”).

Borrower agrees to repay said loan on or before payment due to credit card (“The Loan Due Date”)

Borrower agrees that these monies will be used for the exclusive purpose of the purchase of inventory to fulfill product orders that have been placed with Borrower.

Borrower agrees that the amount borrowed/charged to credit card will never be more than $30,000 and shall.

Repayment of loan amount shall be made on or before credit card due date calendar days after charge is made to card and repayment shall be made in full.

As consideration for the aforementioned loan of funds by Lender, Borrower shall be entitled to an additional repayment amount of $ 0.00  due upon repayment of principal.

Borrower agrees to wire repayment of loan amount to Lenders account the day before the Loan Due Date so that cleared funds are in Lenders account available for withdrawal on the due date.

Lender shall supply an executed IRS Form W-9 upon the signing of this document.

Agreed to this ________________ day of ______________ 2012.

___________________________
Signed Lender

___________________________
Borrower

1500 W. Cypress Creek Rd
Suite 411
Fort Lauderdale, Fl 33309
954.769.1335/Fax 954.990.6622
www.RedFinNet.com